UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2010

CHINA RUITAI INTERNATIONAL HOLDINGS CO., LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-04494	13-5661446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wenyang Town, Feicheng City, ShanDong, China	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  86 538 3850 703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On April 21, 2010, China Ruitai International Holdings Co. Ltd. (the “Company”) engaged Bernstein & Pinchuk LLP (“B&P”) as its principal accountant and dismissed Keith K. Zhen, CPA (“KKZ”) from that role.  The change in accountants was approved by the Company’s Board of Directors and did not result from any dissatisfaction with the quality of professional services rendered by KKZ.

In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through April 21, 2010, (i) there were no disagreements with KKZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KKZ’s satisfaction, would have caused KKZ to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Attached as Exhibit 16.1 is a copy of KKZ’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K/A.

During the Company’s two most recent fiscal years and in the subsequent interim period prior to April 21, 2010, the Company did not consult with B&P regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by B&P that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter of KKZ to the SEC dated April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA RUITAI INTERNATIONAL HOLDINGS CO., LTD.

Date: April 29, 2010	By:	/s/ Dian Min Ma
Name: Dian Min Ma
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KKZ to the SEC dated April 29, 2010